UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
AMENDMENT NO. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Johnson Controls, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010

(State of incorporation or organization)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI	53209

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Corporate Units	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-157502
Securities to be registered pursuant to Section 12(g) of the Act:
None

This Registration Statement on Form 8-A/A, Amendment No. 1, amends and restates the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Johnson Controls, Inc. (the “Company”) on March 16, 2009, relating to the Corporate Units of the Company.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Corporate Units of the Company is incorporated herein by reference to the description included under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in the Prospectus, dated as of March 10, 2009, included as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-157502), as originally filed with the Securities and Exchange Commission on February 24, 2009 under the Securities Act of 1933, as amended.
Item 2. Exhibits.

(3.1)	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through July 25, 2007 (incorporated by reference to Exhibit 3.1 to Johnson Controls, Inc. Current Report on Form 8-K dated July 31, 2007) (Commission File No. 1-5097).

(3.2)	By-laws of Johnson Controls, Inc., as amended November 19, 2008 (incorporated by reference to Exhibit 3.(ii) to Johnson Controls, Inc. Annual Report on Form 10-K dated November 25, 2008) (Commission File No. 1-5097).

(4.1)	Subordinated Indenture, dated March 16, 2009, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(4.2)	Supplemental Indenture No. 1, dated March 16, 2009, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(4.3)	Purchase Contract and Pledge Agreement, dated March 16, 2009, among Johnson Controls, Inc., U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary.

(4.4)	Form of Remarketing Agreement among Johnson Controls, Inc., U.S. Bank National Corporation, as the Reset Agent and the Remarketing Agent and U.S. Bank National Corporation, as the Purchase Contract Agent (included in Exhibit 4.3 above).

(4.5)	Form of Corporate Unit (included in Exhibit 4.3 above).

(4.6)	Form of Treasury Unit (included in Exhibit 4.3 above).

(4.7)	Form of Subordinated Note (included in Exhibit 4.2 above).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOHNSON CONTROLS, INC.
Date: March 17, 2009	By:	/s/ Jerome D. Okarma
Jerome D. Okarma
Vice President, Secretary and General Counsel

JOHNSON CONTROLS, INC.
FORM 8-A
EXHIBIT INDEX

Exhibit
Number	Description

(3.1)	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through July 25, 2007 (incorporated by reference to Exhibit 3.1 to Johnson Controls, Inc. Current Report on Form 8-K dated July 31, 2007) (Commission File No. 1-5097).

(3.2)	By-laws of Johnson Controls, Inc., as amended November 19, 2008 (incorporated by reference to Exhibit 3.(ii) to Johnson Controls, Inc. Annual Report on Form 10-K dated November 25, 2008) (Commission File No. 1-5097).

(4.1)	Subordinated Indenture, dated March 16, 2009, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(4.2)	Supplemental Indenture No. 1, dated March 16, 2009, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(4.3)	Purchase Contract and Pledge Agreement, dated March 16, 2009, among Johnson Controls, Inc., U.S. Bank National Association, as Purchase Contract Agent, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary.

(4.4)	Form of Remarketing Agreement among Johnson Controls, Inc., U.S. Bank National Corporation, as the Reset Agent and the Remarketing Agent and U.S. Bank National Corporation, as the Purchase Contract Agent (included in Exhibit 4.3 above).

(4.5)	Form of Corporate Unit (included in Exhibit 4.3 above).

(4.6)	Form of Treasury Unit (included in Exhibit 4.3 above).

(4.7)	Form of Subordinated Note (included in Exhibit 4.2 above).